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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OF 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  January 18, 2000

Commission     Registrant, State of Incorporation            I.R.S. Employer
File Number    Address and Telephone Number               Identification Number

1-1405         Delmarva Power & Light Company                   51-0084283
               (a Delaware and Virginia Corporation)
               800 King Street
               P.O. Box 231
               Wilmington, Delaware 19899
               Telephone:  (302) 429-3114



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ITEM 5.  OTHER EVENTS.

Sale of Fossil Fuel-Fired Electric Generating Plants
----------------------------------------------------

As previously reported, Delmarva Power & Light Company (DPL) conducted an auction for the sale of non-strategic baseload fossil fuel-fired electric generating plants. On January 19, 2000, DPL's parent company, Conectiv, announced that DPL had reached agreement to sell its interests in two wholly-owned and two-jointly owned fossil fuel-fired generating plants to NRG Energy, Inc., together with related assets and properties, for aggregate cash consideration of $621,599,000, subject to adjustment based on variances in the value of fuel and material inventories at the closing and certain capital expenditures.

As a result of the agreement, subject to satisfaction of certain conditions, DPL's interest in the following fossil-fuel fired generating plants will be sold:

     o Indian River Station, a wholly owned 784 MW coal- and oil-fired generating plant located in Sussex County, Delaware;

     o Vienna Station, a wholly owned 170 MW oil-fired generating plant located in Vienna, Maryland;

     o 3.7 % interest in Keystone Station, a jointly-owned coal-fired generating plant located in Shelocta, Pennsylvania; and

     o 3.72 % interest in Conemaugh Station, a jointly-owned coal-fired generating plant located in New Florence, Pennsylvania.

Consummation of the sale is subject to the satisfaction of certain conditions, including expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other required regulatory approvals. The sale is expected to be completed during the third quarter of 2000.

On January 19, 2000, Conectiv issued a press release related to the sale of the generating plants, a copy of which has been filed as an exhibit to this report and is incorporated by reference herein.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

o        Exhibits.

99.1 Press release issued by Conectiv dated January 19, 2000, related to the sale of fossil fuel-fired electric generating plants.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DELMARVA POWER & LIGHT COMPANY


                                            By:  /s/ PHILIP S. REESE
                                               --------------------------------
                                                  Philip S. Reese
                                                  Vice President and Treasurer



January 31, 2000


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EXHIBIT INDEX

EXHIBIT                    DESCRIPTION                            PAGE
NUMBER

99.1          Press Release issued by Conectiv dated
              January 19, 2000, related to the sale of DPL's fossil fuel-fired electric generating plants.